CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906
                            OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    JULY 30, 2008                          /S/ DONALD F. CRUMRINE
       ----------------                -----------------------------------------
                                       Donald F. Crumrine, Director, Chairman of
                                       the Board and Chief Executive Officer
                                       (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer and Vice President of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    JULY 30, 2008                          /S/ R. ERIC CHADWICK
       ----------------               ------------------------------------------
                                      R. Eric Chadwick, Chief Financial Officer,
                                      Treasurer and Vice President
                                      (principal financial officer)